Exhibit 99.1

On November 10, 2004, Leonard A. Lauder ("LAL" or the "Reporting Person") excercised options in respect of 100,000 shares of Class A Common Stock.
He sold 60,000 that day in a number of transactions with an average sale price of $43.8671.
The information regarding shares sold at each price appears in the two columns below:

Shares  	Price
100		43.60
4500		43.64
1800		43.65
1600		43.66
900		43.67
900		43.69
100		43.72
200		43.73
400		43.75
900		43.77
4200		43.78
4900		43.79
2200		43.80
900		43.82
500		43.83
1500		43.85
1000		43.86
1000		43.87
2300		43.88
800		43.89
4800		43.90
3500		43.91
900		43.92
900		43.93
1000		43.94
100		43.96
1100		43.97
1000		43.98
1800		43.99
6700		44.00
1500		44.01
200		44.02
900		44.03
700		44.04
800		44.05
1000		44.06
700		44.07
200		44.08
1500		44.10


On November 10, 2004, Evelyn H. Lauder ("EHL") excercised options in respect of 30,000 shares of Class A Common Stock.
She sold those shares that day in a number of transactions with an average sale price of $44.0895.
The information regarding shares sold at each price appears in the two columns below:

Shares  	Price
2000		44.00
900		44.01
900		44.02
100		44.03
2800		44.04
4100		44.05
2900		44.06
200		44.07
700		44.08
400		44.09
1400		44.10
3500		44.11
2600		44.12
1900		44.13
400		44.14
2000		44.15
900		44.16
100		44.17
200		44.18
700		44.19
200		44.20
500		44.21
300		44.23
100		44.24
200		44.25


On November 11, 2004, LAL excercised options in respect of 700,000 shares of Class A Common Stock.
He sold 697,200 that day in a number of transactions with an average sale price of $43.9647.
The information regarding shares sold at each price appears in the two columns below:

Shares  	Price
2600		43.80
5000		43.81
3000		43.82
1500		43.83
5900		43.84
25100		43.85
5200		43.86
9700		43.87
10200		43.88
8000		43.89
123000		43.90
19200		43.91
24100		43.92
9100		43.93
10800		43.94
70000		43.95
3800		43.96
2600		43.97
2800		43.98
7900		43.99
263300		44.00
17000		44.01
6500		44.02
1800		44.03
5400		44.04
7500		44.05
3400		44.06
7100		44.07
7500		44.08
3000		44.09
500		44.10
1500		44.11
600		44.12
6000		44.15
300		44.18
1600		44.19
3200		44.20
11300		44.25
200		44.29


After these sales, the amounts of Class A Common
Stock beneficially owned by:

(a) LAL includes (i) 5,411,969 shares
held directly, (ii) 3,029,302 shares
indirectly as the majority stockholder of LAL Family Corporation, which is the sole general partner of
LAL Family Partners L.P.
(does not include the ownership of 42,705,540 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock),
(iii) 15,384 shares indirectly as a
general partner of Lauder & Sons L.P.
(LAL is also a trustee of
The 1995 Estee Lauder LAL Trust,
which is also a general
partner of Lauder & Sons L.P.)
(does not include the ownership of 3,846,154 shares of Class B Common Stock which are convertible into a like number of shares of Class A Common Stock), and (iv) 390,000 shares indirectly which are held directly by his wife, Evelyn H. Lauder ("EHL").
LAL disclaims beneficial ownership of
the shares in clauses (ii) and (iii)
to the extent he does not have
a pecuniary interest in such
securities and he disclaims beneficial
ownership of the shares in clause
(iv) owned by his wife.

(b) EHL includes (i) 390,000 shares held directly,
(ii) 5,411,969 shares held
directly by her husband, LAL, and (iii) 3,044,686 shares held indirectly by her husband, LAL (see (a) (ii) and (a) (iii) above regarding Class B shares).
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.